EXHIBIT 10

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to Registration Statement No. 2-97095 on Form N-1A of our report dated September 12, 2000 appearing in the Annual Report of Merrill Lynch Global Resources Trust, now Merrill Lynch Natural Resources Trust, for the year ended July 31, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

October 30, 2000